EX-99.CODE ETH
GREEN CENTURY FUNDS
EXHIBIT 11(A)(1) TO FORM N-CSR

   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS OF THE GREEN
                                  CENTURY FUNDS

                                  June 27, 2003


I.    INTRODUCTION

      The Green Century Funds, on behalf of its current and future series (the "Trust" or the "Funds"), have adopted this Code of Ethics for Principal Executive and Financial Officers (the "Code") to deter wrongdoing by and promote the ethical behavior of executive and financial officers of the Funds. The Trust has adopted this Code pursuant to the provisions of Section 406 of the Sarbanes-Oxley Act of 2002.

      The Trust has previously adopted a Code of Ethics pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act") and referred to herein as the "Rule 17j-1 Code." The Adherents to this Code are subject to the Trust's Rule 17j-1 Code, except if specifically exempted under the Rule 17j-1 Code because they are subject to a Code of Ethics of an investment advisor, subadvisor, administrator or principal underwriter under the 1940 Act. No provision of this Code is designed to replace or diminish the requirements of the Rule 17j-1 Code; instead this Code is designed to augment the Trust's Rule 17j-1 Code. The requirements of this Code are designed to address a broader range of conduct than is the Rule 17j-1 Code, including disclosure provided in filings with the Securities and Exchange Commission (the "SEC") and in other public communications; compliance with governmental laws, rules, and regulations; and ethical conduct generally, including the ethical handling of actual or apparent conflicts of interest.


II.   DEFINITIONS

  A. An "Adherent" to this Code means an individual in any of the following positions on behalf of the Funds, regardless of whether the individual is employed by the Trust or by a third party:
         1. Principal executive officer or CEO;
         2. Senior financial officers, including:
            a. Principal financial officer or CFO,
            b. Controller or principal accounting officer; and
         3. Any persons performing similar functions to the positions listed above.

  B. "Amendment" refers to any changes to any provisions of this Code other than technical, administrative, or non-substantive changes to the Code.

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  C.  "Associated Entities" of the Trust include but are not limited to the following:
         1. The Trust;
         2. Green Century Capital Management, Inc. ("GCCM"), the administrator of the Funds;
         3. All service providers which have contracted with the Trust or with GCCM for services provided to the Trust, including but not limited to advisors, subadvisors, administrators, subadministrators, principal underwriters, custodian banks, accountants, auditors and law firms;
         4. The Funds' Board of Trustees and its members;
         5. Financial institutions and firms that distribute, sell and/or offer the Funds;
         6. Any individual or entity which might seek to contract with or receive a benefit from the Funds or GCCM.

  D. The "Compliance Officer" is the person designated by the Funds' Board of Trustees to monitor the overall compliance with this Code.

  E. A "Conflict of Interest" is a conflict that leads, or threatens to lead, an Adherent to neglect his or her duties related to the Trust because of other professional or personal activities.

  F. "De minimis" is a minute, small, or trifling amount. "De minimus" used in reference to an activity that can be defined as a dollar amount means no more than $100 cumulative in any one calendar year from any one source.

  G. An "Immediate Family Member" includes an Adherent's spouse, children residing in his or her home (including step and adoptive children) and any other person that he or she can claim as a dependent on his or her federal income tax return.

  H. A "Waiver" or an "Explicit Waiver" is the approval by the Trust or the Compliance Officer of a material departure from a provision of this Code, and an "Implicit Waiver" is the Trust's or the Compliance Officer's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Compliance Officer, any elected officer of the Trust or any Adherent to this Code, other than to the Adherent whose action or omission gives rise to the material departure.

III.  CODE REQUIREMENTS

  A.  Honest and Ethical Conduct
      Adherents to this Code shall conduct all Trust and other professional business as well as all personal affairs in accordance with the following three guiding principles:

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         1. Always place the interests of the Trust before his or her own personal interests;
         2. Never take any inappropriate advantage of his or her position with or on behalf of the Trust; and
         3. Conduct all Trust and other professional business as well as all personal affairs in a manner consistent with this Code, so as to avoid any actual or apparent Conflicts of Interest, or any abuse of position of trust and responsibility.

  B.  Conflicts of Interest
      Each Adherent to this Code shall conduct all Trust and other professional business as well as all personal affairs in a manner consistent with this Code, so as to avoid any activities which could reasonably be expected to create either an actual or an apparent Conflict of Interest. A Conflict of Interest exists whenever an Adherent's private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Trust. Conflicts of Interest may also arise when an Adherent or an Immediate Family Member receives improper personal benefits as a result of the Adherent's position with the Trust. Specifically, but without limitation, no Adherent or Immediate Family Member may solicit or accept, whether solicited or unsolicited:
         1. Employment, fees, benefits or any other income in any form from an Associated Entity, not including:
            a. an Associated Entity which is the Adherent's or the Immediate
               Family Member's current primary employer or which has an ownership stake in the Adherent's or the Immediate Family Member's current primary employer, or
            b. an Associated Entity with which the Adherent or Immediate Family
               Member has only a routine, retail relationship from which no special treatment was received.
         2. Any gifts or other items of more than de minimis value from an Associated Entity, except from an Associated Entity which is the Adherent's or the Immediate Family Member's current primary employer or which has an ownership stake in the Adherent's or the Immediate Family Member's current primary employer.
         3. Any meals, lodging, entertainment or travel beyond the scope of normal and regular business activity from an Associated Entity, except from an Associated Entity which is the Adherent's or the Immediate Family Member's current primary employer or which has an ownership stake in the Adherent's or the Immediate Family Member's current primary employer.
         4. Any honors, awards, or positions bestowed due to the Adherent's position with the Trust which are not related to the academic or career achievements of the Adherent or the Immediate Family Member.

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         5. Any financial, investment, or other business opportunities with the potential for personal gain that could have been offered to the Trust and could have benefited the Trust.


      Conflicts of Interest may not always be clear. An Adherent should consult with the Compliance Officer if he or she has questions regarding whether a particular activity is a Conflict of Interest.


  C.  Full, Accurate and Timely Disclosure
      Adherents shall ensure full, fair, accurate, timely, and understandable disclosure in public communications and in reports and documents that the Trust is required to file with or submit to various entities including, but not limited to:

         1. The SEC
         2. The Internal Revenue Service
         3. All other federal, state and local agencies requiring reports and filings

      In addition, Adherents shall have open and full disclosure and honest discussions with the Trust's independent accountant in connection with the audit or review of the Trust's financial statements. Adherents will also avoid, and take reasonable action to ensure that people working on their behalf or under their direction avoid, any action to coerce, manipulate, mislead, or fraudulently influence an auditor of the Trust's financial statements.

  D.  Compliance with Applicable Laws
      Each Adherent shall comply with all applicable governmental laws, rules, and regulations that govern investment companies, including but not limited to the 1940 Act and the Sarbanes-Oxley Act of 2002. Each Adherent shall also fully comply with all other codes, policies and procedures of the Trust. Each Adherent shall fully cooperate with any examination of the Trust by the SEC or other regulatory agency.

  E.  Compliance with the Code
      Each Adherent shall promptly report all data and information that he or she is required to provide to be in full compliance with this Code. Each Adherent shall fully and accurately complete the Green Century Funds Initial and Annual Reporting and Disclosure Form for the Code of Ethics for Principal Executive and Financial Officers and submit it to the Compliance Officer on or before its due date.

IV.   COMPLIANCE OFFICER

  A. The Compliance Officer shall be elected by the Funds' Board of Trustees and shall be responsible to the Board of Trustees.

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  B.  The Compliance Officer shall have sufficient authority to adequately enforce the Adherent's compliance with the Code and shall have sufficient status within the Trust to engender respect for the Code.

  C. The Compliance Officer is responsible for all aspects of compliance with the Code and for enforcing compliance with the Code.

  D. The Compliance Officer will identify all Adherents who are under a duty to comply with the Code and make reports under the Code and will inform such persons of their duties by supplying them with a copy of the Code. Any failure by the Compliance Officer to notify any person of his or her duties under this Code shall not relieve an Adherent of his or her obligations.

  E. The Compliance Officer will be responsible for resolving any matters that arise in accordance with the sanctions outlined below.

  F. The Compliance Officer will be responsible for deciding whether to grant or reject any requests for Explicit Waivers sought by an Adherent following consideration of facts, circumstances and any arguments presented by the Adherent. Should an Adherent wish to appeal the Compliance Officer's decision to reject an Explicit Waiver, the Adherent may request that the Funds' Board of Trustees consider the request for an Explicit Waiver.

V.    VIOLATIONS

      Violations to this Code include any act by an Adherent that does not follow the word or the spirit of the Code.

VI.   REPORTING

  A.  Initial and Annual Reports
      Each Adherent upon becoming subject to this Code shall certify to the Compliance Officer that he or she has received, read and understands the Code. Annually thereafter by January 31st for the preceding calendar year, each Adherent must report to the Compliance Officer that he or she has complied with the Code.

  B.  Reports of Violations
      All violations or suspected violations of the Code must be reported promptly as follows:
         1. The Compliance Officer shall promptly report to the Funds' Board of Trustees any violations of this Code.
         2. An Adherent shall promptly report to the Compliance Officer any information relating to any violation or possible violation of this Code. If the Compliance Officer is involved in the matter leading to the violation or possible violation, the Adherent shall report the pertinent

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            information promptly to an officer of the Funds who is not involved in the matter leading to the violation or possible violation. That officer shall then promptly report to the Funds' Board of Trustees information regarding the violation or possible violation.

      In addition, an Adherent shall not retaliate against any other Adherent or any employee of the Funds or their affiliated persons for reports of potential violations of this Code that are made in good faith.

  C.  Reports to the SEC and the Public
      The Adherents and the Compliance Officer will ensure that the Code and information pertaining to the Code have been properly filed with the SEC and have been made available to the public in accordance with applicable laws.
         1. The Trust will disclose in its annual reports that it has adopted this Code.
         2. The Trust will make the Code available to the public by one of the following three methods:
            a. By filing the Code with the SEC as an exhibit to its Form N-CSR filing;
            b. By posting the Code on the website of the Funds and disclosing that fact as well as its website address on its Form N-CSR filing; or
            c. By undertaking in its Form N-CSR filing to provide a copy to any person upon request without charge and explaining how such a request may be made.
         3. The Trust will disclose any Amendments and any Explicit Waivers or Implicit Waivers on its Form N-CSR filing. Alternatively, the Trust may disclose any Amendments and any Explicit Waivers or Implicit Waivers on its website within five business days following the date of the Amendment or Waiver if:
            a. The Trust has disclosed in its most recent Form N-CSR filing its intention to provide disclosure in this manner and its website address, and if
            b. The Trust makes this information available on its website for a twelve-month period.

               The Trust shall retain the information for a period of not less than six years following the end of the fiscal year in which the Amendment or Waiver occurred.

VII.  SANCTIONS
      The sanctions outlined below are intended to ensure that each Adherent is accountable for not violating this Code.

  A.  Disgorgement of Any and All Gains
      An Adherent deemed to be in violation of this Code by the Compliance Officer must immediately disgorge or relinquish any and all gains received by himself,

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      herself, or an Immediate Family Member in connection with the violating act and as determined by the Compliance Officer. An Adherent may request that the Funds' Board of Trustees review and amend the determination of the Compliance Officer. These items include, but are not limited to:
         1. Any income or the value of any benefits received by the Adherent or an Immediate Family Member from an Associated Entity which is not the Adherent's or Immediate Family Member's current primary employer or which does not have an ownership stake in the Adherent's or Immediate Family Member's current primary employer or which does not have only a routine, retail relationship from which no special treatment was received if the income or benefits were obtained due to the Adherent's position at the Trust;
         2. Any gifts or other items of more than de minimis value that were received by the Adherent or an Immediate Family Member related to the Adherent's position at the Trust;
         3. The value of any meals, lodging, entertainment, or travel beyond the scope of normal and regular business activity that were received by the Adherent or an Immediate Family Member due to the Adherent's position at the Trust;
         4. Any honors, awards, or positions bestowed upon the Adherent or an Immediate Family Member due to the Adherent's position at the Trust and which are unduly excessive and not related to the academic or career achievements of the Adherent or Immediate Family Member; and
         5. Any profits or personal financial gains that were received by the Adherent or an Immediate Family Member due to the Adherent's position at the Trust.

  B.  Penalties
      In addition to requiring the disgorgement of any gains an Adherent or an Immediate Family Member may have received by violating this Code, the Compliance Officer also may assess penalties upon an Adherent who has violated the Code. An Adherent may request that the Funds' Board of Trustees review and amend the determination of the Compliance Officer. Possible penalties include, but are not limited to:
         1. Reimbursement to the Trust for any misused resources or personal profits for opportunities that could have been acted upon by or could have provided benefit to the Trust;
         2. Removal as an officer of the Trust, or the demand for dismissal from employment by one of its Associated Entities; or
         3. Any other measures deemed to be appropriate by the Compliance
            Officer.

  C.  Further Action
      The Funds' Board of Trustees shall report violations of this Code which it determines to be material, egregious and/or intentional to the SEC or other

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      appropriate regulatory agency. In making this determination, members of the Funds' Board of Trustees may consult with counsel.


VIII. MISCELLANEOUS

  A.  Records
      The Trust shall maintain records in the manner and to the extent set forth below:
         1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
         2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than six years following the end of the fiscal year in which the violation occurs;
         3. A copy of each report made pursuant to this Code shall be preserved for a period of not less than six years from the end of the fiscal year for which it was made, the first two years in an easily accessible place;
         4. A list of all persons who are required, or within the past six years have been required, to make reports pursuant to the Code shall be maintained in an easily accessible place; and
         5. A list of all Waivers and Amendments related to this Code shall be maintained in an easily accessible place for a period of not less than six years following the end of the fiscal year in which the Amendment or Waiver occurred. If the Trust has reported in its most recent Form N-CSR filing that it will use its website for such disclosures it must post Amendments and Waivers on its website for a twelve-month period.

  B.  Confidentiality
      All reports relating to this Code and any other information filed pursuant to this Code shall be treated as confidential, except reports and information pertaining to violations and except to the extent required by law.

  C.  Interpretations
      The Board of Trustees of the Funds may from time to time adopt such interpretations of this Code as it deems appropriate.

  D.  Amendments
      The Code may only be amended by vote of the Funds' Board of Trustees.

  E.  Internal Use
      This Code is intended solely for internal use by the Funds and does not constitute an admission as to any fact, circumstance, or legal conclusion.

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                             GREEN CENTURY FUNDS
           INITIAL AND ANNUAL REPORTING AND DISCLOSURE FORM FOR THE CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS


To:                           , Compliance Officer
   ---------------------------

From:                         ,
     -------------------------
     (Your Name)


     This Reporting and Disclosure Form (the "Form") is submitted pursuant to
Section III of the Code of Ethics for Principal Executive and Financial Officers of Green Century Funds (the "Code"). Annual reporting forms cover the twelve months in the previous calendar year ending December 31st. Unless the context otherwise requires, all capitalized terms used in this Form shall have the same meaning as set forth in the Code.

     I hereby certify that I:

         1. Have read and understand the Code;

         2. Recognize that I am subject to the Code;

         3. Have complied with the requirements of the Code over the past year or portion of the past year during which I was subject to the Code;

         4. Have disclosed all relationships and transactions that may present a Conflict of Interest;

         5. Have disclosed any violations of the Code I am aware of; and

         6. Certify that to the best of my knowledge the information furnished on this form is true and correct.

NAME (Print)
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